EXHIBIT 10.1

            Employment Agreements have been executed by the Company and the indicated employees, each substantially identical in all material respects to the form of employment agreement filed as Exhibit 10.5 to the Company's 2000 Annual Report on Form 10-K except as noted below. Each such Employment Agreement was executed by Mr. Saueracker for the Company. Additional Employment Agreements are described in such Exhibit 10.5.

EMPLOYEE AND POSITION	BASE SALARY	DATE OF AGREEMENT	TERMINATION DATE OF AGREEMENT [IF NOT EXTENDED PURSUANT TO SECTION 1(a)]

Allen Cheng Vice President	$210,000	March 1, 2001	August 31, 2002
Howard R. Crabtree Vice President, Organization and Human Resources	$250,000	March 1, 2001	August 31, 2002
S. Garrett Gray Vice President, General Counsel and Secretary	$250,000	March 1, 2001	August 31, 2002
Kenneth Massimine Vice President	$200,000	March 1, 2001	August 31, 2002
John A. Sorel Vice President	$235,000	March 1, 2001	August 31, 2002